Exhibit 99.1

Globus Medical Reports Third Quarter 2024 Results

AUDUBON, PA, November 5, 2024: Globus Medical, Inc. (NYSE: GMED), a leading musculoskeletal solutions company, today announced its financial results for the quarter ended September 30, 2024.

•	Worldwide net sales were $625.7 million, an increase of 63.1%
•	GAAP net income for the quarter was $51.8 million
•	GAAP diluted earnings per share (“EPS”) was $0.38 and non-GAAP diluted EPS was $0.83
•	Non-GAAP adjusted EBITDA was $193.7 million, or 31.0% of net sales

“Our third quarter results reflect the enduring strength of our business.  We’ve continued to deliver on our business objectives to drive sales growth, launch new products, and execute our integration plans, all while delivering strong financial results,” said Dan Scavilla, President and Chief Executive Officer.  “We strive to move with a sense of urgency to deliver innovations that improve the quality of life of patients with musculoskeletal disorders.”

“The execution of our objectives is clearly visible in our third quarter financial results,” commented Keith Pfeil, COO-CFO.  “We delivered meaningful sales growth across our portfolio and generated strong earnings growth, all of which delivered record operating and free cash results in the quarter, while continuing to invest for the long-term. We look to close the remainder of the year with momentum and build upon this as we enter into 2025.”

Worldwide net sales for the third quarter of 2024 were $625.7 million, an as-reported increase of 63.1% over the third quarter of 2023.  U.S. net sales for the third quarter of 2024 increased by 60.3% compared to the third quarter of 2023. International net sales increased by 74.8% over the third quarter of 2023 on an as-reported basis, and increased by 76.2% on a constant currency basis. Net Sales increases were driven by the addition of NuVasive, as well as increased volume of spine product sales and enabling technology products and services.

GAAP net income for the third quarter of 2024 was $51.8 million, an  increase over the same period in the prior year. Diluted EPS for the third quarter was $0.38, compared to $0.01 for the third quarter of 2023.  The GAAP net income increase was primarily driven by strong sales, as well as a decrease in acquisition related costs in the current period as compared to the prior period.  Non-GAAP diluted EPS for the third quarter of 2024, which excludes, among other costs, both acquisition-related and restructuring costs, was $0.83, compared to $0.57 in the third quarter of 2023, an increase of 45.2%.

Net cash provided by operating activities was $203.7 million, and non-GAAP free cash flow was $161.7 million for the third quarter of 2024.

As of September 30, 2024, we no longer include acquisition of in-process research and development as an adjustment to non-GAAP Adjusted EBITDA or non-GAAP net income.

2024 Annual Guidance

The Company raised its guidance for full year 2024 revenue to be in the range of $2.49 to $2.50 billion, and non-GAAP fully diluted earnings per share to be in the range of $2.90 to $3.00. The revised non-GAAP fully diluted earnings per share guidance includes a $0.09 impact of no longer adjusting for the acquisition of in-process research and development.

Conference Call Information

Globus Medical will hold a teleconference to discuss its third quarter 2024 results with the investment community at 4:30 p.m. Eastern Time today. Participants may access the conference call live via webcast on the Investors page of Globus Medical’s website at http://www.investors.globusmedical.com/news-events/events-webcasts.

To participate via telephone, please register in advance at this link. Upon registration, all telephone participants will receive a confirmation email detailing how to join the conference call, including the dial-in number along with a unique passcode and registrant ID that can be used to access the call. The audio archive will be available after the call on the Investor page of the Globus Medical website.

About Globus Medical, Inc.

Based in Audubon, Pennsylvania, Globus Medical, Inc. was founded in 2003 by an experienced team of professionals with a shared vision to create products that enable surgeons to promote healing in patients with musculoskeletal disorders. Additional information can be accessed at www.globusmedical.com.

Non-GAAP Financial Measures

To supplement our financial statements prepared in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”), management uses certain non-GAAP financial measures.  For example, non-GAAP Adjusted EBITDA, which represents net income before interest income, net and other non-operating expenses, provision for income taxes, depreciation and amortization, stock-based compensation expense, provision for litigation, merger and acquisition related costs, restructuring related costs, certain foreign currency acquisition-related impacts, and gains and losses from strategic investments, is useful as an additional measure of operating performance, and particularly as a measure of comparative operating performance from period to period, as it is reflective of changes in pricing decisions, cost controls and other factors that affect operating performance, and it removes the effect of our capital structure, asset base, income taxes and interest income and expense. As of September 30, 2024, we no longer include acquisition of in-process research and development as an adjustment to non-GAAP Adjusted EBITDA.   Our management also uses non-GAAP Adjusted EBITDA for planning purposes, including the preparation of our annual operating budget and financial projections.  Provision for litigation represents costs incurred for litigation settlements or unfavorable verdicts when the loss is known or considered probable and the amount can be reasonably estimated, or in the case of a favorable settlement, when income is realized.  Merger and acquisition related costs represents the change in fair value of business-acquisition-related contingent consideration; costs related to integrating recently acquired businesses, including but not limited to costs to exit or convert contractual obligations, severance, retention bonus, duplicative costs and information system conversion; and specific costs related to the consummation of the acquisition process such as banker fees, legal fees, and other acquisition related professional fees.  Restructuring related costs include severance, retention bonus, accelerated stock-based compensation expense, and costs associated with consolidating facilities.  We also adjusted for certain foreign currency impacts related to the acquisition costs and gains/losses on strategic investments within other assets as we believe these impacts are not a measure of our operating performance.

In addition, for the period ended September 30, 2024 and for other comparative periods, we are presenting non-GAAP net income and non-GAAP Diluted Earnings Per Share, which represent net income and diluted earnings per share excluding the provision for litigation, amortization of intangibles, merger and acquisition related costs, restructuring related costs, certain foreign currency impacts, gains and losses from strategic investments, the impact of dilution attributable to the Convertible Notes, and the tax effects of all of the foregoing adjustments. As of September 30, 2024, we no longer include acquisition of in-process research and development as an adjustment to non-GAAP net income.   We also present Non-GAAP gross profit, which excludes the impacts of any inventory acquisition-related costs within cost of goods sold. The tax effect adjustment represents the tax effect of the pre-tax non-GAAP adjustments excluded from non-GAAP net income. The tax impact of the non-GAAP adjustments is calculated based on the consolidated effective tax rate on a GAAP basis, applied to the non-GAAP adjustments, unless the underlying item has a materially different tax treatment, in which case the estimated tax rate applicable to the adjustment is used.  We believe these non-GAAP measures are also useful indicators of our operating performance, and particularly as additional measures of comparative operating performance from period to period as they remove the effects of the foregoing items, which we believe are not reflective of underlying business trends.  Additionally, for the period ended September 30, 2024 and for other comparative periods, we also define the non-GAAP measure of free cash flow as the net cash provided by operating activities, adjusted for the impact of restricted cash, less the cash impact of purchases of property and equipment.  We believe that this financial measure provides meaningful information for evaluating our overall financial performance for comparative periods as it facilitates an assessment of funds available to satisfy current and future obligations and fund acquisitions. Furthermore, the non-GAAP measure of constant currency net sales growth is calculated by translating current year net sales at the same average exchange rates in effect during the applicable prior year period.  We believe constant currency net sales growth provides insight to the comparative increase or decrease in period net sales, in dollar and percentage terms, excluding the effects of fluctuations in foreign currency exchange rates.

Non-GAAP adjusted EBITDA, non-GAAP net income, non-GAAP diluted earnings per share, non-GAAP gross profit, free cash flow and constant currency net sales growth are not calculated in conformity with U.S. GAAP. Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as a substitute for financial measures prepared in accordance with U.S. GAAP. These measures do not include certain expenses that may be necessary to evaluate our liquidity or operating results. Our definitions of non-GAAP adjusted EBITDA, non-GAAP net income, non-GAAP diluted earnings per share, non-GAAP gross profit, free cash flow and constant currency net sales growth may differ from that of other companies and therefore may not be comparable.

Safe Harbor Statements

All statements included in this press release other than statements of historical fact are forward-looking statements and may be identified by their use of words such as “believe,” “may,” “might,” “could,” “will,” “aim,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “plan” and other similar terms.  These forward-looking statements are based on our current assumptions, expectations and estimates of future events and trends.  Forward-looking statements are only predictions and are subject to many risks, uncertainties and other factors that may affect our businesses and operations and could cause actual results to differ materially from those predicted. These risks and uncertainties include, but are not limited to, the risks and costs associated with the integration of the NuVasive business and our ability to successfully integrate and achieve anticipated synergies with the integration, health epidemics, pandemics and similar outbreaks, factors affecting our quarterly results, our ability to manage our growth, our ability to sustain our profitability, demand for our products, our ability to compete successfully (including without limitation our ability to convince surgeons to use our products and our ability to attract and retain sales and other personnel), our ability to rapidly develop and introduce new products, our ability to develop and execute on successful business strategies, our ability to comply with laws and regulations that are or may become applicable to our businesses, our ability to safeguard our intellectual property, our success in defending legal proceedings brought against us, trends in the medical device industry, general economic conditions, and other risks.  For a discussion of these and other risks, uncertainties and other factors that could affect our results, you should refer to the disclosure contained in our most recent annual report on Form 10-K filed with the U.S. Securities and Exchange Commission, including the sections labeled “Risk Factors” and “Cautionary Note Concerning Forward-Looking Statements,” and in our Forms 10-Q, Forms 8-K and other filings with the U.S. Securities and Exchange Commission.  These documents are available at www.sec.gov. Moreover, we operate in an evolving environment.  New risk factors and uncertainties emerge from time to time and it is not possible for us to predict all risk factors and uncertainties, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.  Given these risks and uncertainties, readers are cautioned not to place undue reliance on any forward-looking statements.  Forward-looking statements contained in this press release speak only as of the date of this press release.  We undertake no obligation to update any forward-looking statements as a result of new information, events or circumstances or other factors arising or coming to our attention after the date hereof.

GLOBUS MEDICAL, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(In thousands, except per share amounts)	2024	2023	2024	2023
Net sales	$625,705	$383,639	$1,862,062	$951,942
Cost of Sales and Operating expenses:
Cost of sales (exclusive of amortization of intangibles)	270,515	135,390	772,042	282,688
Research and development	35,380	29,329	130,346	71,758
Selling, general and administrative	240,738	156,206	727,567	398,691
Provision for litigation, net	(676)	2,924	628	184
Amortization of intangibles	30,076	13,761	89,461	22,909
Acquisition-related costs	(3,617)	45,625	12,535	52,693
Restructuring costs	5,191	—	23,766	—
Operating income/(loss)	48,098	404	105,717	123,019
Other income/(expense), net
Interest income/(expense), net	(775)	7,920	(5,004)	22,711
Foreign currency transaction gain/(loss)	10,279	(5,314)	(5,795)	(5,649)
Other income/(expense)	(570)	(475)	1,137	318
Total other income/(expense), net	8,934	2,131	(9,662)	17,380
Income/(loss) before income taxes	57,032	2,535	96,055	140,399
Income tax provision/(benefit)	5,196	1,537	19,576	32,560
Net income/(loss)	$51,836	$998	$76,479	$107,839

Other comprehensive income/(loss), net of tax:
Unrealized gain/(loss) on marketable securities	912	2,641	1,783	6,979
Foreign currency translation gain/(loss)	3,976	(2,310)	1,446	(1,085)
Total other comprehensive income/(loss), net of tax	4,888	331	3,229	5,894
Comprehensive income/(loss)	$56,724	$1,329	$79,708	$113,733

Earnings per share:
Basic	$0.38	$0.01	$0.56	$1.03
Diluted	$0.38	$0.01	$0.56	$0.98
Weighted average shares outstanding:
Basic	135,615	113,537	135,390	104,762
Diluted	138,062	115,245	137,245	110,058

GLOBUS MEDICAL, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited)

	September 30,	December 31,
(In thousands, except share and per share values)	2024	2023
ASSETS
Current assets:
Cash and cash equivalents	$622,766	$467,292
Short-term marketable securities	71,940	50,497
Accounts receivable, net of allowances of $23,542 and $8,934, respectively	588,047	503,235
Inventories	717,703	848,135
Prepaid expenses and other current assets	50,924	44,580
Income taxes receivable	5,149	1,635
Total current assets	2,056,529	1,915,374
Property and equipment, net of accumulated depreciation of $505,982 and $425,695, respectively	567,822	586,932
Operating lease right of use assets	52,824	59,931
Long-term marketable securities	12,297	75,428
Intangible assets, net	842,778	924,603
Goodwill	1,431,666	1,434,540
Other assets	76,643	78,590
Deferred income taxes	45,485	10,685
Total assets	$5,086,044	$5,086,083

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$57,537	$56,671
Accrued expenses	255,260	240,460
Operating lease liabilities	11,040	11,967
Income taxes payable	4,174	3,845
Senior convertible notes	437,142	—
Business acquisition liabilities	32,110	61,035
Deferred revenue	20,802	18,369
Total current liabilities	818,065	392,347
Business acquisition liabilities, net of current portion	81,748	78,323
Operating lease liabilities	86,376	91,037
Senior convertible notes	—	417,400
Deferred income taxes and other tax liabilities	7,475	84,421
Other liabilities	22,983	24,596
Total liabilities	1,016,647	1,088,124

Equity:
Class A common stock; $0.001 par value. Authorized 500,000,000 shares; issued and outstanding 113,474,233 and 113,905,565 shares at September 30, 2024 and December 31, 2023, respectively	113	114
Class B common stock; $0.001 par value. Authorized 275,000,000 shares; issued and outstanding 22,430,097 and 22,430,097 shares at September 30, 2024 and December 31, 2023, respectively	22	22
Additional paid-in capital	2,949,917	2,870,749
Accumulated other comprehensive income/(loss)	(6,963)	(10,192)
Retained earnings	1,126,308	1,137,266
Total equity	4,069,397	3,997,959
Total liabilities and equity	$5,086,044	$5,086,083

GLOBUS MEDICAL, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

	Nine Months Ended
	September 30,
(In thousands)	2024	2023
Cash flows from operating activities:
Net income	$76,479	$107,839
Adjustments to reconcile net income to net cash provided by operating activities:
Acquired in-process research and development	12,613	—
Depreciation and amortization	185,796	73,571
Amortization of premiums on marketable securities	(119)	730
Provision for excess and obsolete inventory	16,194	6,700
Amortization of inventory fair value step up	168,097	19,065
Amortization of 2025 Note fair value step up	19,973	—
Stock-based compensation expense	42,284	40,297
Allowance for expected credit losses	15,667	4,284
Change in fair value of business acquisition liabilities	8,608	4,431
Change in deferred income taxes	(92,723)	(45,990)
(Gain)/loss on disposal of assets, net	2,687	1,466
Payment of business acquisition-related liabilities	(18,084)	(2,370)
Net (gain)/loss from foreign currency adjustment	(2,354)	—
(Increase) decrease in:
Accounts receivable	(100,545)	(36,953)
Inventories	(17,973)	(58,978)
Prepaid expenses and other assets	(3,108)	(1,280)
Increase (decrease) in:
Accounts payable	1,294	(7,952)
Accrued expenses and other liabilities	389	20,579
Income taxes payable/receivable	(4,876)	13,386
Net cash provided by/(used in) operating activities	310,299	138,825
Cash flows from investing activities:
Purchases of marketable securities	(13,366)	(100,643)
Maturities of marketable securities	47,746	214,430
Sales of marketable securities	9,644	219,987
Purchases of property and equipment	(98,318)	(55,393)
Acquisition of businesses, net of cash acquired and purchases of intangible and other assets	(17,635)	(296,028)
Net cash provided by/(used in) investing activities	(71,929)	(17,647)
Cash flows from financing activities:
Payment of business acquisition-related liabilities	(37,003)	(5,908)
Net proceeds from exercise of stock options	41,156	11,357
Payments related to tax withholdings for share-based compensation	(6,795)	—
Repurchase of common stock	(84,787)	—
Net cash provided by/(used in) financing activities	(87,429)	5,449
Effect of foreign exchange rates on cash	4,533	2,527
Net increase/(decrease) in cash and cash equivalents	155,474	129,154
Cash and cash equivalents at beginning of period	467,292	150,466
Cash and cash equivalents at end of period	$622,766	$279,620

Supplemental disclosures of cash flow information:
Income taxes paid, net	$117,474	$65,171
Non-cash investing and financing activities:
Equity issued in conjunction with the NuVasive Merger	$—	$2,153,860
Accrued purchases of property and equipment	$4,802	$5,971

Supplemental Financial Information

Net Sales by Product Category:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(In thousands)	2024	2023	2024	2023
Musculoskeletal Solutions	$587,402	$355,978	$1,755,011	$864,440
Enabling Technologies	38,303	27,661	107,051	87,502
Total net sales	$625,705	$383,639	$1,862,062	$951,942

Liquidity and Capital Resources:

	September 30,	December 31,
(In thousands)	2024	2023
Cash and cash equivalents	$622,766	$467,292
Short-term marketable securities	71,940	50,497
Long-term marketable securities	12,297	75,428
Total cash, cash equivalents and marketable securities	$707,003	$593,217

The following tables reconcile GAAP to Non-GAAP financial measures.

As of September 30, 2024, we no longer include Acquisition of in-process research and development as an adjustment to the non-GAAP financial measures. As previously disclosed, the Company incurred $12.6 million in the nine months ended September 30, 2024 for the Acquisition of in-process research and development, which, when it was previously included, resulted in a year-to-date impact of 0.7% on Adjusted EBITDA as a percentage of net sales and $0.09 on Non-GAAP diluted earnings per share.

Non-GAAP Adjusted EBITDA Reconciliation Table:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(In thousands, except percentages)	2024	2023	2024	2023
Net income/(loss)	$51,836	$998	$76,479	$107,839
Interest (income)/expense, net	775	(7,920)	5,004	(22,711)
Provision for income taxes	5,196	1,537	19,576	32,560
Depreciation and amortization	66,947	37,388	185,796	73,571
EBITDA	124,754	32,003	286,855	191,259
Stock-based compensation expense	11,356	9,877	36,530	27,418
Provision for litigation, net	(676)	2,924	628	184
Merger and acquisition-related costs (1)	61,160	64,883	185,160	72,067
Net (gain) loss from strategic investments	—	268	(267)	268
Non-cash acquisition-related foreign currency impacts	(8,912)	2,898	(2,354)	2,898
Restructuring costs	6,009	—	31,542	—
Adjusted EBITDA	$193,691	$112,852	$538,094	$294,094

Net income/(loss) as a percentage of net sales	8.3%	0.3%	4.1%	11.3%
Adjusted EBITDA as a percentage of net sales	31.0%	29.4%	28.9%	30.9%

(1)	Merger and acquisition-related costs represent certain costs associated with acquisitions. These costs, presented on a before-tax effect basis, include the following:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2024	2023	2024	2023
(In thousands)
Amortization of inventory fair value step up	$60,756	$19,065	$168,097	$19,065
Change in fair value of business acquisition liabilities	(4,133)	1,470	8,610	4,576
Employee-related costs	3,574	34,004	5,031	34,004
Other acquisition-related costs (a)	963	10,344	3,422	14,422
Merger and acquisition-related costs	$61,160	$64,883	$185,160	$72,067
(a) Primarily comprised of legal fees, investment banking and consulting fees.

Non-GAAP Net Income Reconciliation Table:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(In thousands)	2024	2023	2024	2023
Net income/(loss)	$51,836	$998	$76,479	$107,839
Provision for litigation, net	(676)	2,924	628	184
Amortization of intangibles	30,076	13,761	89,461	22,909
Merger and acquisition -related costs (1)	61,160	64,883	185,160	72,067
Non-cash acquisition-related foreign currency impacts	(8,912)	2,898	(2,354)	2,898
Restructuring Costs	6,009	—	31,542	—
Net gain/(loss) on strategic investments	—	268	(267)	268
Tax effect of adjusting items	(25,507)	(20,201)	(78,454)	(23,260)
Non-GAAP net income/(loss)	$113,986	$65,531	$302,195	$182,905

(1) see footnote 1 to the Non-GAAP Adjusted EBITDA Reconciliation Table above for the detail of these costs

Non-GAAP Gross Profit Reconciliation Table:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(In thousands)	2024	2023	2024	2023
Net Sales	$625,705	$383,639	$1,862,062	$951,942
Cost of Sales (exclusive of amortization of intangibles)	270,515	135,390	772,042	282,688
Amortization of Intangibles	23,841	9,526	66,593	15,408
Gross Profit	331,349	238,723	1,023,427	653,846
Amortization of inventory fair value step up	60,756	19,065	168,097	19,065
Amortization of Intangibles	23,841	9,526	66,593	15,408
Adjusted Gross Profit	$415,946	$267,314	$1,258,117	$688,319

Gross Profit % of Net Sales	53.0%	62.2%	55.0%	68.7%
Adjusted Gross Profit % of Net Sales	66.5%	69.7%	67.6%	72.3%

Non-GAAP Diluted Earnings Per Share Reconciliation Table:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(In thousands)	2024	2023	2024	2023
Diluted earnings per share, as reported	$0.38	$0.01	$0.56	$0.98
Dilution attributable to Convertible Notes	—	—	—	0.03
Provision for litigation, net	(0.00)	0.03	—	0.03
Amortization of intangibles	0.22	0.12	0.65	0.22
Merger and acquisition -related costs (1)	0.44	0.56	1.35	0.68
Net (gain) loss from strategic investments	—	—	(0.00)	—
Non-cash acquisition-related foreign currency impacts	(0.06)	0.03	(0.02)	0.03
Restructuring costs	0.04	—	0.23	—
Tax effect of adjusting items	(0.18)	(0.18)	(0.57)	(0.22)
Non-GAAP diluted earnings per share	$0.83	$0.57	$2.20	$1.75

*amounts might not add due to rounding

(1) see footnote 1 to the Non-GAAP Adjusted EBITDA Reconciliation Table above for the detail of these costs

Non-GAAP Free Cash Flow Reconciliation Table:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(In thousands)	2024	2023	2024	2023
Net cash provided by operating activities	$203,655	$50,484	$310,299	$138,825
Purchases of property and equipment	(41,952)	(21,534)	(98,318)	(55,393)
Free cash flow	$161,703	$28,950	$211,981	$83,432

Non-GAAP Net Sales on a Constant Currency Basis Comparative Table:

	Three Months Ended		Reported	Currency Impact on	Constant Currency
	September 30,		Net Sales	Current	Net Sales
(In thousands, except percentages)	2024	2023	Growth	Period Net Sales	Growth
United States	$495,789	$309,315	60.3%	$—	60.3%
International	129,916	74,324	74.8%	(1,030)	76.2%
Total net sales	$625,705	$383,639	63.1%	$(1,030)	63.4%

	Nine Months Ended		Reported	Currency Impact on	Constant Currency
	September 30,		Net Sales	Current	Net Sales
(In thousands, except percentages)	2024	2023	Growth	Period Net Sales	Growth
United States	$1,478,174	$788,924	87.4%	$—	87.4%
International	383,888	163,018	135.5%	(6,600)	139.5%
Total net sales	$1,862,062	$951,942	95.6%	$(6,600)	96.3%

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The following table reconciles previously disclosed Non-GAAP fully diluted earnings per share guidance to current Non-GAAP fully diluted earnings per share guidance.

Non-GAAP Fully Diluted Earnings per Share Guidance Adjustments:

	Year Ended
	December 31, 2024
	Low End	High End
Previously disclosed non-GAAP fully diluted earnings per share guidance	$2.80	$2.90
Removal of Acquisition of in-process research and development adjustment	(0.09)	(0.09)
Increase to guidance	0.19	0.19
Current non-GAAP fully diluted earnings per share guidance	$2.90	$3.00

Contact:

Brian Kearns

Senior Vice President, Business Development and Investor Relations

Phone: (610) 930-1800

Email: investors@globusmedical.com

www.globusmedical.com